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                                   Exhibit 21

                         Subsidiaries of The Registrant


                                                                   STATE OF
NAME                                                            INCORPORATION

The Annapolis Banking and Trust Company                               Maryland
Baltimore Trust Company                                               Delaware
Bank of Southern Maryland                                             Maryland
Calvert Bank and Trust Company                                        Maryland
The Chestertown Bank of Maryland                                      Maryland
The Citizens National Bank                                       United States
County Banking & Trust Company                                        Maryland
Farmers & Merchants Bank - Eastern Shore                              Virginia
The Fidelity Bank                                                     Maryland
The First National Bank of St. Mary's                            United States
The Forest Hill State Bank                                            Maryland
Fredericktown Bank & Trust Company                                    Maryland
Marshall National Bank and Trust Company                         United States
MBC Agency, Inc.                                                      Maryland
  Mercantile Life Insurance Company                                    Arizona
MBC Realty, LLC                                                       Maryland
Mercantile-Safe Deposit and Trust Company                             Maryland
  Boyd Watterson Asset Management LLC                                 Ohio
  Mercantile Mortgage Corporation                                     Maryland
     Columbia National Real Estate & Finance                          Maryland
  Hopkins Plaza Agency, Inc.                                          Maryland
  MBC Leasing Corp.                                                   Maryland
  Mercantile Capital Advisors, Inc.                                   Maryland
  Hopkins Plaza Securities, Inc.                                      Maryland
The National Bank of Fredericksburg                              United States
Peninsula Bank                                                        Maryland
The Peoples Bank of Maryland                                          Maryland
Potomac Valley Bank                                                   Maryland
St. Michaels Bank                                                     Maryland
Westminster Union Bank                                                Maryland

Each of the foregoing subsidiaries conducts business under its corporate name.